                                                                     EXHIBIT 4.2

                            [FRONT OF CERTIFICATE]

ORDINARY SHARES

EUR 0.12 NOMINAL VALUE


INCORPORATED UNDER THE LAWS                                CUSIP 007924 10 3
OF THE NETHERLANDS CORPORATE
     SEAT IN THE HAGUE                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                  AEGON N.V.

THIS CERTIFIES THAT



IS THE OWNER OF


               FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF

AEGON N.V. (herein called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.
     This Certificate and the shares represented hereby are subject to all terms, conditions and limitations of the Articles of Incorporation of the Corporation and to the limitation set forth in the next succeeding paragraph hereof to all of which the holder of this Certificate assents by acceptance hereof. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Dividends declared but not claimed within five years after the due date will be credited to the Corporation.
     The rights of the holder hereof and all successors and assigns are further subject to the limitation that in the event of a rights offering to all holders of the Ordinary Shares of the Corporation which is not registered under the Securities Act of 1933, AEGON N.V. shall have the right, and the Corporation is hereby irrevocably given all necessary power and authority to, sell the rights to which the holder hereof is entitled, in such manner as the Executive Board of the Corporation shall determine, and shall remit the proceeds of such sale to the person registered as the holder hereof on the books of the Corporation on the record date for determining holders entitled to such rights.
     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile signature of the Corporation's duly authorized officers.

Dated
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                           [REVERSE OF CERTIFICATE]

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common            UNIF GIFT MIN ACT -  ..........Custodian..........
TEN ENT   - as tenants by the entireties                         (Cust)                (Minor)
                                                                 under Uniform Gifts to Minors
JT TEN    - as joint tenants with right
            of survivorship and not as                           Act..................
            tenants in common                                             (State)

     Additional abbreviations may also be used though not in the above list.

     For value received, ............................hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------
                                        ........................................
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 ................................................................................
Please print or typewrite name and address including postal zip code of assignee

 ................................................................................

 ................................................................................

 ..........................................................................Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
 ................................................................................

 ................................................................................
Attorney to transfer the said shares on the books of the within-named
Corporation with full Power of substitution in the premises.
Dated,..............................

                                     ...........................................


                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

                                     If the endorsement be executed by an
                                     attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Registrar and Transfer Agent, must be forwarded with this certificate.

                                     All endorsements or assignments of
                                     certificates must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.